                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]:
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          CRAFTMADE INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)


                          CRAFTMADE INTERNATIONAL, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total Fee Paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
                               ------------------------------------------------

    2)  Form, Schedule or Registration Statement No.:
                                                     --------------------------

    3)  Filing Party:
                     ----------------------------------------------------------

    4)  Date Filed:
                   ------------------------------------------------------------

                                                                [CRAFTMADE LOGO]



                                                                 October 4, 1999


TO OUR STOCKHOLDERS:

You are cordially invited to attend our 1999 annual meeting of shareholders which will be held on October 29, 1999 at 10:00 a.m., local time, at our corporate office, 650 South Royal Lane, Suite 100, Coppell, Texas.

We hold our annual meetings at our corporate office in order to provide our stockholders an opportunity to visit our facility, meet the employees and see your company at work. We feel this is the best way for our investors to see for themselves what we are all about.

Please read these materials so that you'll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card. This way, your shares will be voted as you direct even if you can't attend the meeting. If you would like to attend, please see the instructions on "How to Attend the Meeting".

/s/ JAMES R. RIDINGS
James R. Ridings
Chairman of the Board

                                [CRAFTMADE LOGO]

                          CRAFTMADE INTERNATIONAL, INC.
                         650 South Royal Lane, Suite 100
                              Coppell, Texas 75019

                NOTICE OF THE 1999 ANNUAL MEETING OF STOCKHOLDERS


         The annual meeting of stockholders of Craftmade International, Inc. (Company) will be held on Friday, October 29, 1999 at 10:00 a.m., local time, at the Company's office at 650 South Royal Lane, Suite 100, Coppell, Texas, for the following purposes:

         (1) To elect eight (8) directors to serve until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified;

         (2) To ratify and approve the selection of PricewaterhouseCoopers LLP as the Company's auditors for 2000; and

         (3) To transact any other business properly before the annual meeting.

         Only stockholders of record at the close of business on September 30, 1999 can vote at the meeting.

         A complete list of stockholders entitled to vote at the annual meeting will be maintained at the Company's offices at 650 South Royal Lane, Suite 100, Coppell, Texas 75019, for ten days prior to the annual meeting.

         All stockholders are cordially invited to attend the annual meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.

                                  By Order of the Board of Directors,

                                           /s/ KENNETH M. CANCIENNE
                                            Kenneth M. Cancienne
                                                 Secretary




Coppell, Texas
October 4, 1999

                                 PROXY STATEMENT


CRAFTMADE INTERNATIONAL, INC.                                   October 4, 1999
650 SOUTH ROYAL LANE, SUITE 100
COPPELL, TEXAS  75019


The Board of Directors is soliciting proxies to be used at the 1999 annual meeting of stockholders. This proxy statement, the form of proxy and annual report to stockholders were first mailed to stockholders on October 4, 1999.

WHO CAN VOTE

Record holders of common stock of the Company (common stock) at the close of business on September 30, 1999 (the Record Date) may vote at the meeting. On the Record Date, 6,976,361 shares of common stock were outstanding. Each stockholder has one vote for each share of common stock held by that stockholder.

REQUIRED VOTES

In order for the stockholders to conduct business at the annual meeting, a quorum must be present. The Bylaws of the Company provide that the meeting will have a quorum if holders of a majority of outstanding shares of common stock are present in person or represented at the meeting by proxy.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions and broker non-votes are counted as "shares present" at the meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") are considered "shares present" and have the effect of a negative vote on the ratification of PricewaterhouseCoopers.

PROPOSALS TO BE VOTED UPON

1. Election of Directors.

Nominees for election this year are James R. Ridings, Clifford Crimmings, Kenneth M. Cancienne, A. Paul Knuckley, Jerry E. Kimmel, Neall W. Humphrey, John DeBlois and Lary C. Snodgrass.

If any director is unable to stand for election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

We need the affirmative vote of a plurality of the outstanding shares of common stock. Your Board recommends a vote FOR these directors. Abstentions and broker non-votes for directors will have no effect on the vote for election of directors.

2. Ratification of PricewaterhouseCoopers LLP as Independent Accountants.

PricewaterhouseCoopers ("PWC") has been our independent public accountant for many years. The Audit Committee and the Board believe that PWC's long-term knowledge of the Company is invaluable. Partners and employees of the firm engaged in audits are periodically changed, providing the Company with new expertise and experience. Representatives of PWC have direct access to members of the Audit Committee and regularly attend their meetings. Representatives of PWC will attend the annual meeting to answer appropriate questions and make a statement if they desire.

We need the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting in order to ratify PWC as independent accountants for 2000. The Audit Committee and the Board recommend a vote FOR PricewaterhouseCoopers LLP as independent accountants for 2000. Abstentions and broker non-votes will have the same effect as votes against.

HOW YOU CAN VOTE

If you return your signed proxy to us before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from the election of PricewaterhouseCoopers LLP as the Company's auditors for 2000.

IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" AND "FOR" THE APPROVAL OF PRICEWATERHOUSECOOPERS LLP.

REVOCATION OF PROXIES

You can revoke your proxy at any time before it is exercised in any of three ways:

         (1) by submitting written notice of revocation to the Secretary;
         (2) by submitting another proxy that is properly signed and later dated; or
         (3) by voting in person at the meeting.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

We do not know of any other matters to be presented or acted upon at the annual meeting. Under our Bylaws, if any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

HOW TO ATTEND THE MEETING

We encourage all holders of common stock on the Record Date to attend the annual meeting. This will give you an opportunity to visit the Company's facility, talk to management and vote your shares in person. If you are interested in attending, call our Corporate Secretary, Kenneth M. Cancienne, at (800) 527-2578 for directions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of August 31, 1999, the number of shares of common stock and the percentage of outstanding shares owned of record by (i) each incumbent director and each nominee for director of the Company; (ii) each executive officer of the Company; (iii) all directors and officers of the Company as a group; and (iv) each person who beneficially owns more than five percent of a class of common stock. Except as otherwise noted, each named individual has sole voting and investment power with respect to such shares.


                                          Number of Shares
 Name and Address                           Beneficially         Percent
of Beneficial Owner                            Owned             of Class
-------------------                       ----------------       --------
James R. Ridings(1)                          1,047,949             15.0%

Clifford Crimmings                              49,550                *

Kenneth M. Cancienne                                --               --

Neall W. Humphrey(2)                           595,450(3)           8.5%

John DeBlois(4)                                338,413              4.9%

A. Paul Knuckley                                30,076(5)             *

Jerry E. Kimmel                                  2,374                *

Lary C. Snodgrass                                8,525(6)             *

All directors and executive officers
   as a group (8 persons)                    2,072,337             29.6%

---------------------

*        Less than 1%
(1) The business address of Mr. Ridings is 650 S. Royal Lane, Suite 100, Coppell, Texas 75019.
(2) The business address of Mr. Humphrey is 5005 Hillsdale Circle, El Dorado Hills, California, 95762.
(3)      Held jointly by Mr. Humphrey and his wife, Leslie D. Humphrey.
(4) The business address of Mr. DeBlois is 301 Eastbrook Road #301, Dedham, Massachusetts, 02026.
(5) Includes 7,300 shares owned by dependent children and 150 shares owned by spouse.
(6)      Includes 3,000 shares held in a family limited partnership.

ELECTION OF DIRECTORS

Eight directors will be elected at this year's annual meeting. Each director will serve until the next annual meeting and until he is succeeded by another director who has been duly elected and qualified.

We will vote your shares as you specify on the enclosed proxy form. If you sign, date, and return the proxy form, but don't specify how you want your shares voted, we will vote them for the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that person. Proxies can't be voted for the election of more than eight persons to the Board.

All of the nominees for director are currently members of the Board of Directors. The following sets forth a brief biography describing the principal occupation and certain other information about each nominee for director. Each nominee has consented to serve as a director if elected. The following information about the nominees was provided by the nominees.

NOMINEES

James R. Ridings, age 49, has served as Chairman and Chief Executive Officer of the Company since 1986 and President since 1989. Mr. Ridings has been a Director of the Company since its organization in 1985 and was a Vice President between 1985 and 1986. Between 1971 and 1984, Mr. Ridings was a sales representative with Kevco, Incorporated, Fort Worth, Texas, and its predecessor company, a wholesale distributor of ceiling fans, plumbing supplies and mobile home accessories.

Clifford Crimmings, age 49, has served as Vice President of Marketing of the Company since its organization in 1985 and a Director since 1987. Between 1969 and 1985, Mr. Crimmings was employed as a sales representative and then sales manager with Kevco, Incorporated and its predecessor company.

Kenneth M. Cancienne, age 36, has served as Secretary since 1996, Vice President and Chief Financial Officer of the Company since 1991, Controller since 1990 and a director since 1992. Between 1988 and 1990, Mr. Cancienne was an accountant for Whitsell and Company, P.C., a public accounting firm. Between 1985 and 1988, Mr. Cancienne was an accountant for Postlethwaite and Netterville, a public accounting firm. Mr. Cancienne holds a B.B.A. degree in Accounting from Louisiana State University. Mr. Cancienne has been a Certified Public Accountant since 1987.

A. Paul Knuckley, age 50, has served since 1974 as President and Chief Executive Officer of Knuckley Inc., d.b.a. Ditch Witch of East Texas, and as owner and Vice-President of Witch Equipment Co., Inc. of Arlington, Texas. Prior to 1974, Mr. Knuckley was employed by John Hancock Mutual Life Insurance Company as a life and health underwriter. Mr. Knuckley received a B.B.A. degree from Texas Tech University in 1971 in both Personnel and Administrative Management. Mr. Knuckley currently serves as a Director of Adams Laboratories, Inc. Mr. Knuckley is and has been for more than the preceding five years active as a private investor. Mr. Knuckley has served as a Director of the Company since October 1996.

Jerry E. Kimmel, age 62, is a founder of Kevco, Inc. serving as President from 1964 to 1993, as Chairman of the Board, President and Chief Executive Officer from 1993 to July 1999 and as Vice Chairman of the Board since then. Mr. Kimmel has served as Chairman of the Board of Governors of the Manufactured Housing Institute, a leading manufactured housing trade group. In 1992, Mr. Kimmel was inducted into the MH/RV Hall of Fame and in 1995 was selected Entrepreneur of the Year for manufacturing and distribution division for the southwest region. Mr. Kimmel has served as a Director of the Company since October 1996.

Neall W. Humphrey, age 51, is the founder of TSI California and served as its President and Chief Executive Officer from 1984 to July 1998. Between 1981 and 1984, Mr. Humphrey was employed by DataSearch and Infosearch, records information companies. Between 1974 and 1981, Mr. Humphrey was employed by Bucyrus Erie Company, an international manufacturer of heavy excavating equipment. Mr. Humphrey received a Bachelor of Arts from California State in Sacramento in 1973 and a Masters degree in International Management from Thunderbird Graduate School in 1974. Mr. Humphrey has served as a Director of the Company since October 1998, and as the President of TSI since July 1998.

John DeBlois, age 46, served as Vice President of Sales of TSI California from 1987 to July 1998. In 1979, Mr. DeBlois purchased Regal-Lite Corp., a domestic lighting manufacturing company, which was merged into Trade Source International, Inc. in 1987. Between 1978 and 1979, Mr. DeBlois served as a retail representative of Mosley, Halgarten, Eastbrook and Weedon, a regional brokerage firm. Between 1975 and 1977, Mr. DeBlois was stockbroker for Paine Webber. Mr. DeBlois received a B.B.A. degree in Economics from Tufts University in 1975. Mr. DeBlois has served as a Director of the Company since October 1998, and as the Executive Vice President of TSI since July 1998.

Lary C. Snodgrass, age 50, has been employed by Pickens, Snodgrass, Koch & Company, P.C., a public accounting firm, since 1973, serving as managing partner and president from 1980 to 1995 and as principal since then. Between 1970 and 1973, Mr. Snodgrass was a senior accountant for Arthur Andersen & Co., an international public accounting firm. Mr. Snodgrass received a B.B.A. degree in Accounting from Texas Tech University in 1970. Mr. Snodgrass has been a Certified Public Accountant since 1972. Mr. Snodgrass currently serves as an Advisory Director of Chase Bank of Texas-Arlington, FAS Technologies, Inc. and Dan Dipert Travel, Inc., as an Advisory Board member of the Tarrant County Business Journal and the Cancer Research Foundation of North Texas and as a Director of Rough Creek Lodge, Inc., Adams Laboratories, Inc. and Conel Corporation, where he also serves as Chairman of the Board. Mr. Snodgrass has served as a Director of the Company since October 1998.

TSI ACQUISITION AND VOTING AGREEMENT

Effective July 1, 1998, the Company entered into an agreement and plan of merger with Trade Source International, Inc., a California corporation ("TSI California"). As a result, the Company acquired TSI California from its existing shareholders and merged it into the Company's wholly-owned subsidiary Trade Source International, Inc., a Delaware corporation ("TSI"). Pursuant to the merger, Mr. Humphrey and Leslie D. Humphrey, his wife, received 595,450 shares of common stock of the Company and Mr. DeBlois received 388,413 shares of common stock of the Company, adjusted for the Company's three-for-two stock split effective October 30, 1998. Both Mr. Humphrey and Mr. DeBlois were shareholders of TSI California and are nominees for directors.

In connection with the acquisition of TSI described above, the Company has agreed that its Board of Directors, subject to its fiduciary obligations, will use its best efforts to nominate Mr. Humphrey and Mr. DeBlois, if either notify the Company of his desire to be nominated to the Board of Directors of the Company. Consequently, both Mr. Humphrey and Mr. DeBlois have been nominated as a director.

In addition, pursuant to the terms of a Voting Agreement, dated July 1, 1998, by and among James Ridings, Neall Humphrey and John DeBlois, Mr. Ridings has agreed to vote all shares of common stock he owns or over which he has a sole proxy in favor of electing Mr. Humphrey and Mr. DeBlois as a director of the Company. The Voting Agreement expires on the earliest of (i) July 1, 2001, (ii) on the date that all of the parties to the agreement terminate the agreement or (iii) the date on which the employment of Mr. Humphrey or Mr. DeBlois is terminated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TSI leases certain office space from an affiliate of Neall Humphrey, who is a nominee for election to the Board of Directors, President of TSI and who was also one of TSI California's principal owners. This lease is for $4,500 per month ($54,000 per year) and expires June 30, 2001. The Company believes that the payments required under the lease are no less favorable than the payments that would be required under a lease with an independent third party.

On July 1, 1998, Craftmade acquired all of the outstanding capital stock of TSI California through the merger of TSI California with and into TSI, a wholly-owned subsidiary of Craftmade. Pursuant to this merger, Neall and Leslie Humphrey and John DeBlois received 595,450 shares and 388,413 shares of the Company's common stock, respectively. These shares have been adjusted to reflect the Company's three-for-two stock split effective October 31, 1998. The closing price of the common stock on July 1, 1998 was $17.50 per share (unadjusted for the three-for-two stock split); consequently, the aggregate value of the common stock received by Mr. and Mrs. Humphrey and by Mr. DeBlois was $6,946,922.50 and $4,531,485, respectively. Both Mr. Humphrey and Mr. DeBlois were shareholders in TSI California, are current members of the Board of Directors, and are nominees for election to the Board of Directors. Mr. Humphrey is President of TSI and Mr. DeBlois is Executive Vice President of TSI.

In connection with the acquisition of TSI, the Company granted certain registration rights under the terms of a Registration Rights Agreement to Mr. and Mrs. Humphrey and Mr. DeBlois with respect to the shares of common stock they acquired pursuant to the acquisition.

In December 1998, the Company loaned Mr. DeBlois $500,000 pursuant to the terms of a Loan Agreement between the Company and Mr. DeBlois. The interest rate of the loan was the prime rate at Chase Bank of Texas, N.A., Fort Worth, Texas. Mr. DeBlois paid the loan in full on March 31, 1999, and no amount is currently outstanding on the loan. Mr. DeBlois paid an aggregate of $8,021 in interest under the loan.

DIRECTOR COMPENSATION

Directors who are not otherwise salaried employees of the Company are compensated by payment of $2,500 in the form of common stock per board meeting attended in consideration for such service. Directors do not receive any additional compensation for their attendance at committee meetings. In addition, directors will be reimbursed for reasonable expenses incurred in connection with their attendance at meetings.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met four times during the year ended June 30, 1999. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and of the board committees of which they were members during such period.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's Board of Directors established an executive compensation committee (the "Committee") during March 1993. The Committee currently consists of A. Paul Knuckley, Lary C. Snodgrass and Jerry Kimmel, each of whom is an outside director. The Committee is responsible for reviewing and recommending compensation awards for the Company's senior executives, including the Chief Executive Officer. The Committee met one time during the Company's year ended June 30, 1999. The Committee is currently developing parameters to measure the performance of the Company's executives and to evaluate executive compensation relative to these parameters. The following outlines the Committee's philosophy and objectives relative to executive compensation.

The Committee believes that the overall objective of the executive compensation program should be to encourage and reward enhancement of shareholder value. The Committee believes that the executive compensation program should be a comprehensive plan that will (i) motivate executives for long-term management of the Company resulting in increased shareholder value; (ii) reward effective management for the Company through annual performance evaluations; and (iii) attract and retain key executives through competitive salaries and other incentives.

This report is submitted by A. Paul Knuckley, Lary C. Snodgrass and Jerry Kimmel, the members of the Committee.

OTHER COMMITTEES OF THE BOARD OF DIRECTORS

In April 1992, the Board constituted its audit committee. The audit committee currently consists of A. Paul Knuckley, Lary C. Snodgrass and Jerry Kimmel, each of whom is an outside director, and Mr. Kenneth M. Cancienne, the Company's Chief Financial Officer. One meeting of the audit committee was held during the Company's 1999 fiscal year. The audit committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting. The audit committee also meets with the independent auditors and with appropriate Company financial personnel and internal auditors about these matters. The committee recommends to the Board the appointment of the independent auditors, subject to ratification by the shareholders at the annual meeting. Both the internal auditors and the independent auditors periodically meet alone with the audit committee and always have unrestricted access to the committee.

The Company at present has no standing nominating committee because the Board as a whole functions in this capacity, although it may consider constituting such committee in the future if the growth and complexity of its operations so warrants or if compliance with regulatory procedures is necessitated.

EXECUTIVE OFFICERS

The executive officers of the Company, who are elected by the Board of Directors of the Company and serve at its discretion, are as follows:


         Name                 Age             Position
         ----                 ---             --------
James R. Ridings              49        Chairman of the Board,
                                        Chief Executive Officer and
                                        President of Craftmade

Clifford Crimmings            49        Vice President of Marketing
                                        of Craftmade

Kenneth M. Cancienne          36        Vice President of Finance,
                                        Chief Financial Officer,
                                        Controller and Secretary/Treasurer
                                        of Craftmade

Neall W. Humphrey             51        President of TSI

John DeBlois                  46        Executive Vice President of TSI

The business experience of these persons is included under "Election of Directors."

EXECUTIVE COMPENSATION

The following table sets forth compensation awarded by the Company to its Chief Executive Officer and its two other executive officers and by TSI to its President and Executive Vice President for services rendered during the fiscal years ended June 30, 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE


                                                                Annual Compensation
                                                          --------------------------------
                                                                                              Other Annual
Name and Principal Position                           Year      Salary           Bonus      Compensation(1)(2)
---------------------------                           ----     --------          -----      ------------------
James R. Ridings ............................         1999     $286,000            0                0
Chairman of the Board of                              1998     $286,000            0                0
Directors, Chief Executive                            1997     $273,000            0                0
Officer and President of Craftmade

Kenneth M. Cancienne ........................         1999     $121,006            0                0
Chief Financial Officer, Secretary and                1998     $121,006            0                0
Treasurer                                             1997     $121,006            0                0

Clifford Crimmings ..........................         1999     $168,770            0                0
Vice President Marketing                              1998     $165,020            0                0
of Craftmade                                          1997     $157,520            0                0

Neall W. Humphrey(3) ........................         1999     $231,923            0                0
President of TSI                                      1998     $     --           --               --
                                                      1997     $     --           --               --

John DeBlois(3) .............................         1999     $231,923            0                0
Executive Vice President                              1998     $     --           --               --
of TSI                                                1997     $     --           --               --


(1) Does not include $3,465, $3,630 and $3,630 for the years ended June 30, 1997, 1998 and 1999, respectively, contributed by the Company on Mr. Cancienne's behalf towards the Company's 401k plan.

(2) Does not include $4,726, $4,951 and $5,063 for the years ended June 30, 1997, 1998 and 1999, respectively, contributed by the Company on Mr. Crimmings' behalf towards the Company's 401k plan.

(3)  Mr. Humphrey and Mr. DeBlois were hired on July 1, 1998.


OPTION EXERCISES AND HOLDINGS

The following table provides information related to the number of shares of common stock received upon exercise of options, the aggregate dollar value realized upon exercise and the number and value of options held by the named executive officers of the Company at June 30, 1999. The named executive officers were not granted any stock options during the year ended June 30, 1999.


                                         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
                                         ---------------------------------------------------------------------------------

                                                                        Number of Securities            Value of Unexercised
                                         Shares                        Underlying Unexercised           In-The-Money Options
                                        Acquired                       Options at June 30, 1999           at June 30, 1999
Name                                   on Exercise   Value Realized    Exercisable/Unexercisable      Exercisable/Unexercisable
----                                   -----------   --------------    -------------------------      --------------------------
James R. Ridings .............             0           $     0                  0                             $0/0

Kenneth M. Cancienne .........             0           $     0                  0                             $0/0

Clifford Crimmings ...........             0           $     0                  0                             $0/0

Neall W. Humphrey ............             0           $     0                  0                             $0/0

John DeBlois .................             0           $     0                  0                             $0/0

EMPLOYEE STOCK OPTIONS

On December 31, 1992, the Company granted to two key employees options to purchase an aggregate of 52,000 shares of common stock of the Company at the average market value of common stock at date of grant, adjusted for the Company's three-for-two stock splits effective October 30, 1998 and October
31, 1997. Under the terms of the grant, the right to exercise such options fully vested in fiscal 1994, provided such individuals remained in the employ of the Company.



A summary of outstanding options are as follows:


                                          Number of Shares

Outstanding at June 30, 1997                  30,000
Effect of  Stock Split                        15,000
Exercised                                    (31,000)
                                             -------
Outstanding at June 30, 1998                  14,000
Effect of  Stock Split                         7,000
Exercised                                    (21,000)
                                             -------

Outstanding at June 30, 1999                       0
                                             =======

The Company had no other stock options outstanding at June 30, 1999, nor did the Company have any stock option or other incentive compensation plans in effect at such date.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

In connection with the acquisition of TSI, Neall W. Humphrey and John DeBlois entered into employment agreements with the Company (collectively, the "Employment Agreements"). Pursuant to the terms of the Employment Agreements, Mr. Humphrey became President of TSI and Mr. DeBlois became Executive Vice President of TSI. The term of each of the Employment Agreements is initially three years, and each Employment Agreement may be extended for two additional one-year terms, unless the executive elects not to renew. Mr. Humphrey and Mr. DeBlois will each be paid an annual salary of $225,000, and, subject to certain conditions, such salary is to be increased proportionate to any increases in the salary of the Chief Executive Officer of the Company. In addition, Mr. Humphrey and Mr. DeBlois will be entitled to receive an annual bonus based on the performance of TSI with the standards of such bonus to be comparable to the standards concerning receipt of any bonus by the Chief Executive Officer of the Company. In addition, pursuant to the Employment Agreements, Mr. Humphrey and Mr. DeBlois will be entitled to certain other benefits, including an automobile, and the right to participate in any stock option plan of the Company that is provided to the Company's Chief Executive Officer. The Employment Agreements also contain certain confidentiality and noncompetition provisions.

In the event that the Employment Agreement is terminated by the executive for good reason or by TSI without cause, the executive will be entitled to receive his salary for the remainder of the term of the Employment Agreement, along with
(i) any accrued or unused vacation or sick leave for the calendar year and (ii) that portion of his bonus for the fiscal year during which the termination is effective, prorated through the date of termination. If the Employment Agreement is terminated by TSI for cause or the executive terminates for any reason other than for good reason, the executive will be entitled to receive his salary only through the date of termination and will not be entitled to any bonus for the fiscal year of the termination. If the Employment Agreement is terminated as a result of the disability of the executive, the executive will be entitled to receive his salary through the remainder of the calender month of termination and the period until disability insurance benefits commence. In the event of termination of the Employment Agreement because of death of the executive, the executive will be entitled to receive his salary through the remainder of the calendar month of the termination, along with the executive's bonus, if any, for the fiscal year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

STOCK PERFORMANCE GRAPH

The following graph provides an indicator of and compares the percentage change of cumulative total shareholder return of the Company's common stock against the cumulative total return of the Russell 2000 Index and the NASDAQ Composite Index. This graph assumes $100 was invested on June 30, 1994 in the Company's common stock, the Russell 2000 Index and the NASDAQ Composite Index. This graph also assumes that the Company's quarterly dividend was reinvested in common stock. Both the Russell 2000 Index and the NASDAQ Composite Index exclude the Company.

                            STOCK PERFORMANCE GRAPH
                            ------------------------

                   RUSSELL 2000       NASDAQ COMPOSITE      CRAFTMADE
                   ------------       ----------------      ---------
06/30/94              100.00              100.00              100.00
06/30/95              118.04              132.22               89.93
06/30/96              144.26              167.86               79.19
06/30/97              164.95              204.27               88.14
06/30/98              190.35              268.39              296.31
06/30/99              190.47              380.49              331.71

The historical stock price performance of the Company's common stock shown on the graph above is not necessarily an indication of future stock performance.

The Company has compared its stock price performance with that of the Russell 2000 Index as it does not believe it can reasonably identify a peer group and no comparable published industry or line-of-business index is available. The Russell 2000 Index consists of companies with market capitalization similar to that of the Company; accordingly, the Company believes the Russell 2000 Index is the best available performance comparison.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, required the Company's directors, executive officers and beneficial owners of more than 10% of the outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the Company's knowledge, based solely upon its review of the copies of such forms received by it and written representations that no Form 5s were required from reporting persons, John DeBlois, a member of the Board of Directors, failed to file two Form 4s reporting a sale of common stock in a timely manner; otherwise, the Company believes that all such reports were submitted on a timely basis during the year ended June 30, 1999.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

To be considered for inclusion in the Company's proxy materials for the 2000 annual meeting of stockholders of the Company, stockholder proposals must be received at the Company's principal executive offices by May 24, 2000. Proposals that are not to be included in the Company's proxy materials must be received at the Company's principal executive offices by August 17, 2000.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain employees of the Company, who will receive no special compensation therefor, may solicit proxies in person or by telephone or telegraph. No additional written materials besides the proxy statement have been authorized or will be employed in connection with the solicitation of proxies.

The annual report to stockholders for the fiscal year ended June 30, 1999 is enclosed herewith. The annual report does not form any part of material for the solicitation of proxies.

                                          By Order of the Board of Directors,

                                              /s/ KENNETH M. CANCIENNE

                                                  Kenneth M. Cancienne
                                                       Secretary

                          CRAFTMADE INTERNATIONAL, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



The Board of Directors recommends a vote FOR proposals 1 and 2.

                                                                  WITHHOLD
                                                                 AUTHORITY
1.  Election of Directors.                           FOR all    to vote for          FOR all nominees, except
                                                     nominees   all nominees   vote withheld for those named below:
    NOMINEES:  JAMES RIDINGS, CLIFFORD CRIMMINGS,       [ ]          [ ]                       [ ]
               KENNETH CANCIENNE, A. PAUL KNUCKLEY,
               JERRY E. KIMMEL, NEALL W. HUMPHREY,
               JOHN DEBLOIS, LARY C. SNODGRASS
                                                                                     -----------------------------
                                                                                           Nominee Exceptions

2.  Ratify the Appointment of Pricewaterhousecoopers LLP as Independent Auditors.

               FOR            AGAINST             ABSTAIN
               [ ]              [ ]                 [ ]


                                        The shares represented by this proxy
                                        will be voted as directed. Unless
                                        revoked, this proxy shall terminate on
                                        October 30, 1999, the day after the
                                        stockholders meeting, or if the meeting
                                        is continued or adjourned, the day after continuation or adjournment. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.


                                        DATED                             , 1999
                                              ----------------------------

                                        ----------------------------------------
                                                       (SIGNATURE)

                                        ----------------------------------------
                                                       (SIGNATURE)

                                        Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer's or other person's title.

                                              PLEASE SIGN, DATE AND RETURN
                                            PROMPTLY IN THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY
                          CRAFTMADE INTERNATIONAL, INC.
       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 29, 1999


     The undersigned, revoking all previous proxies, hereby appoint(s) James Ridings and Clifford Crimmings, or any one of them, Proxies, with full power of substitution to represent and to vote all shares of Common Stock, $0.01 par value, of Craftmade International, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the Company's corporate office, 650 South Royal Lane, Suite 100, Coppell, Texas 75019 on Friday, October 29, 1999, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of shareholders arise, the persons named herein will vote thereon in accordance with their best judgment. All powers may be exercised by both of said Proxies or substitutes voting or acting or, if only one votes or acts, then by that one. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.







              IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE